Computershare PO Box 505000 Louisville, KY 40233-5000 www.computershare.com/investor MRA SAMPLE DESIGNATION(IF ANY) ADD1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890J N T Primary Subscription 12345678901234 Rights SUBSCRIPTION RIGHTS CERTIFICATE TO EXERCISE YOUR RIGHTS If you wish to exercise your rights, you must submit your instructions in the following way: Option 1) Mail – Complete the instructions, sign and return this Letter of Transmittal in the envelope provided. Option 2) Internet – Visit the Web Platform at blackrock.computersharecas.com and follow the instructions on the site Account Code XXXXXXXXXX Control Code XXXXXXXXXX VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE: OCTOBER 13, 2022 (UNLESS EXTENDED) BLACKROCK CORPORATE HIGH YIELD FUND, INC. SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK (Complete appropriate section on reverse side of this form) Maximum Primary Subscription Shares Available:[] Number of Rights Issued:[] The registered holder (the “Holder”) of this Subscription Certificate named below, or the assignee, is entitled to the number of transferable Rights shown above to subscribe for shares of common stock, $0.10 par value per share (the “Common Shares”), of BlackRock Corporate High Yield Fund, Inc. (the “Fund”), in the ratio of one Common Share for each five Rights, pursuant to the primary subscription (the “Primary Subscription”) and upon the terms and conditions and at the price for each Common Share specified in the Prospectus Supplement, dated September 20, 2022, and the accompanying Prospectus, dated February 2, 2022, as supplemented to date (collectively the “Prospectus”) relating thereto. If you are a Record Date Common Shareholder and were issued fewer than five Rights, you are entitled to subscribe for one Common Share. To subscribe for Common Shares the Holder must present to Computershare Trust Company, N.A. (the “Subscription Agent” or “Computershare”), prior to 5:00 p.m., Eastern time, on the Expiration Date of October 13, 2022 (unless extended), either: (a) a properly completed and executed Subscription Certificate and a check drawn on a bank located in the United States and payable to “Computershare” for an amount equal to the number of Common Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Common Shareholder electing to exercise the Over-Subscription Privilege, pursuant to the terms of the Over-Subscription Privilege) multiplied by the estimated Subscription Price; or (b) a notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) guaranteeing delivery of a properly completed and executed Subscription Certificate. Under the Over-Subscription Privilege, as described in the Prospectus, any number of additional Common Shares may be purchased by a Record Date Common Shareholder if such Common Shares are available and the owner’s Rights under the Primary Subscription have been fully exercised and the pro rata allocation requirements have been satisfied. Any additional payment required from a participating Holder of Rights must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date of October 13, 2022 unless the Offer is extended. Any excess payment to be refunded by the Fund to a Record Date Common Shareholder who is not allocated the full amount of Common Shares subscribed for pursuant to the Over-Subscription Privilege will be returned to him or her by mail by the Subscription Agent as promptly as practicable. A participating Holder of Rights will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a check. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus relating to the Rights. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Maryland. To subscribe pursuant to the Primary Subscription, five Rights and the estimated Subscription Price, which is [____], are required for each Common Share, and to subscribe pursuant to the Over-Subscription Privilege, the estimated Subscription Price is required for each Common Share. Payment of [____] per Common Share must accompany the Subscription Certificate. See the reverse side for forms. Holder ID COY Class Rights Qty Issued Rights Cert # Subscription Rights 123456789 XXXX XXX.XXXXXX 12345678 Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) 12345678 CLS XR T2 COYC 03OWGB

To subscribe for your Common Shares under the Primary Subscription please complete line “A” on the card below. Example: 86 Common Shares = 86 Rights (86 Rights will AUTOMATICALLY be rounded down to 85 Rights, the nearest number of Rights divisible by five) 85 Rights divided by 5 = 17 Common Shares, the maximum number of Common Shares under the Primary Subscription. Fractional shares will be dropped. If you were issued fewer than 5 Rights in total, you can subscribe for one Common Share. A.                17 x                [____] = $                [____] (No. of Common Shares) (Estimated Subscription Price) (Payment to be Remitted) If you are not exercising in full your Primary Subscription, check box E below and we will attempt to sell any remaining unexercised Rights. There can be no assurance that unexercised Rights will be sold, or regarding the costs or proceeds that will result from any completed sales. If you are selling your Rights your Rights Card instruction must be received at Computershare by October 6, 2022. Please note that [____] is an estimated price only. The Subscription Price will be determined on October 13, 2022, the Expiration Date (unless extended) and could be higher or lower than the estimated Subscription Price depending on changes in the net asset value and market price of the Common Shares. To subscribe for any Common Shares under the Over-Subscription Privilege, please complete line “B “ below. Please Note: Only Record Date Common Shareholders who have exercised all of their Rights under the Primary Subscription in full may apply for Common Shares pursuant to the Over-Subscription Privilege. Payment for Common Shares: (i) Full payment for both the Common Shares to be issued under the Primary Subscription and pursuant to exercise of the Over-Subscription Privilege and/or (ii) a Notice of Guaranteed Delivery must accompany this Subscription Certificate. Please reference your rights certificate number on your check or Notice of Guaranteed Delivery. If the aggregate estimated Subscription Price paid by a Record Date Common Shareholder is insufficient to purchase, at the estimated Subscription Price, the number of Common Shares that the participating Holder of Rights indicates are being subscribed for, or if a Record Date Common Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Common Shareholder will be deemed to have exercised first, its Rights under the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Common Shares to the full extent of the payment rendered. If the aggregate estimated Subscription Price paid by a Record Date Common Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the participating Holder of Rights has indicated an intention to subscribe, then the Record Date Common Shareholder will be refunded any such excess amount remaining based on the number of Common Shares for which the participating Holder of Rights has indicated an intention to subscribe following the determination of the Subscription Price on the Expiration Date. Expiration Date: October 13, 2022 (unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION. \A. Primary Subscription ÷ 5 = x $ = $ (5 Rights = 1 Common Share) (Rights Exercised) (No. of Common Shares) (Estimated Subscription Price) B. Over-Subscription Privilege* x $ = $ (No. of Common Shares) (Estimated Subscription Price) * The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is exercised to the fullest extent possible and may only be exercised by Record Date Shareholders as described in the Prospectus. Over-subscriptions may not be accepted by the Fund and are subject to pro rata reductions. C. Amount of Check Enclosed (A + B) (or amount in Notice of Guaranteed Delivery) = $ D. The following broker-dealer is being designated as having been instrumental in the exercise of this Subscription Right: E. â–¡ Sell any remaining unexercised Rights (submit to Agent by October 6, 2022) â–¡ Sell all of my Rights (submit to Agent by October 6, 2022) SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the Common Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus. TO SELL: If I have checked the box on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus. Signature(s) of Subscriber(s)/Seller(s) Please give your telephone number: (    ) Please give your e-mail address: SECTION 2. TO TRANSFER RIGHTS: For value received, of the Rights represented by this Subscription Certificate are assigned to: (Print Full Name of Assignee) Social Security Number (Print Full Address) (Print Full Address) Signature(s) of Assignor(s) IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include: a) a commercial bank or trust company, or b) a member firm of a domestic stock exchange, or c) a savings bank or credit union. Signature Guaranteed By:      (Name of Bank or Firm)                (Signature of Officer and Title) Return Subscription Certificate by first class mail or overnight courier to: Computershare. By First Class Mail:                By Express Mail or Overnight Courier: Computershare                Computershare C/O Voluntary Corporate Actions/BlackRock                C/O Voluntary Corporate Actions/BlackRock P.O. Box 43011                150 Royall Street Suite V Providence, RI 02940-3011                Canton, MA 02021